SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8 - K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report December 14, 2004

Commission file number 1-13740

BORDERS GROUP, INC.

(Exact name of registrant as specified in its charter)

Michigan	38-3294588
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Indentification No.)

100 Phoenix Drive, Ann Arbor, Michigan 48108
(Address of principal executive offices with zip code)

(734) 477-1100
(Registrant's telephone number, including area code)

ITEM 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

             (b) On December 10, 2004, the Board of Directors of the Company approved a change in the Company’s fiscal year-end. Effective with respect to fiscal 2005, the Company elected to change its fiscal year from a 52/53-week fiscal year ending on the Sunday immediately preceding the last Wednesday in January, to a 52/53-week fiscal year ending on the Saturday closest to the last day of January. The Company implemented this change in order to conform to industry standards and for certain administrative purposes. As a result of the change, the Company’s 2005 fiscal year will be a 53-week year, and will end on January 28, 2006. The Company’s first three quarters of fiscal 2005 will end on April 23, 2005, July 23, 2005 and October 22, 2005, respectively. This change to the Company’s fiscal year does not require filing of a transition report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Borders Group, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 14, 2004	By: /s/ Edward W. Wilhelm
Edward W. Wilhelm
Senior Vice President and
Chief Financial Officer
(Principal Financial and
Accounting Officer)